Exhibit 99.1

FOR IMMEDIATE RELEASE

Energy Infrastructure Acquisition Corp.
Announces 2008 Second Quarter Preliminary Financial Results

Wilmington, Delaware, August 18, 2008— Energy Infrastructure Acquisition Corp. (AMEX:EII) (AMEX:EIIW) (“Energy Infrastructure” or the “Company”) today announced preliminary financial results for its 2008 second quarter ended June 30, 2008.

For the six months ended June 30, 2008, the Company incurred a net loss of $4,677,917, or $0.17 per share and reported interest income of $1,620,501. For the same period in 2007, the Company reported a net loss of $3,037,171, or $0.11 per share and $3,662,353 of interest income.

The Company is in the process of completing the review of its financial statements for the six months ended June 30, 2008 and expects to complete such review and file its quarterly report on Form 10-Q before the end of August 2008.

About Energy Infrastructure

Energy Infrastructure is a blank check company that was formed for the specific purpose of consummating a business combination. Energy Infrastructure raised net proceeds of approximately $209.3 million, after partial exercise of the underwriter’s over-allotment option, through its initial public offering consummated in July 2006.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from results expressed or implied by this press release. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “forecast,” “outlook” and similar expressions identify some, but not all, of these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact:
Energy Infrastructure Acquisition Corp.
1105 North Market Street, Suite 1300
Wilmington, Delaware 19801

Investor Relations / Financial Media:
Nicolas Bornozis
President
Capital Link, Inc.
230 Park Avenue, Suite 1536
New York, NY 10169
Tel: +1 212 661 7566
Email: nbornozis@capitallink.com
www.capitallink.com
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ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

SUMMARY CONDENSED BALANCE SHEETS
	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash	$52,928	$13,933
Money market funds - held in trust	218,290,663	217,023,161
Prepaid expenses	43,667	108,341
Total current assets	218,387,258	217,145,435
Deferred acquisition costs	2,592,544	1,065,043
Total assets	$220,979,802	$218,210,478

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,171,207	$1,150,444
Amounts due to underwriter	2,557,614	2,531,656
Deferred interest on funds held in trust	1,861,279	1,156,315
Accrued interest payable to stockholder	16,395	40,489
Note payable to stockholder	900,000	—
Convertible loans payable to stockholder	2,685,000	2,685,000
Total liabilities	9,191,495	7,563,904

Common stock subject to possible redemption	64,619,129	64,619,129

Stockholders’ equity:
Total stockholders’ equity	147,169,178	146,027,445
Total liabilities and stockholders’ equity	$220,979,802	$218,210,478

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

SUMMARY CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
					Period from
					August 11,
					2005
					(Inception)
					to
	Three Months Ended		Six Months Ended		June 30,
	June 30,		June 30,		2008
	2008	2007	2008	2007	(Cumulative)

Operating expenses	$(3,060,678)	$(3,329,129)	$(6,263,625)	$(6,645,404)	$(25,161,186)
Interest income	738,547	1,885,132	1,620,501	3,662,353	11,131,293
Interest expense - stockholder	(15,728)	(27,177)	(34,793)	(54,120)	(195,204)
Net loss	$(2,337,859)	$(1,471,174)	$(4,677,917)	$(3,037,171)	$(14,225,097)
Net loss per common share - basic and diluted	$(0.09)	$(0.05)	$(0.17)	$(0.11)	$(0.70)
Weighted average number of common shares outstanding - basic and diluted	27,221,747	27,221,747	27,221,747	27,221,747	20,220,826